UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

STRATEGIC INTERNET INVESTMENTS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

24 First Avenue, P.O. Box 918, Kalispell, MT, 59903
(Address of principal executive offices)

Registrant’s telephone number, including area code: 406-552-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2016 the Company appointed Dr. Ralf Zabel as a Director of the Company.

Dr. Ralf Zabel has comprehensive and senior-level experience in renewable energy, construction and engineering related fields.

For the past 20 years, he has been involved in major engineering projects in the Gulf region and has successfully managed and handled investments in the Middle East on behalf of major German private entities.

Currently, he serves as Managing Director of Star World Leisure & Entertainment GmbH, a company specializing in European knowledge transfer to the MENA region; CEO of Matterhorn-Grillstein AG, specializing in project financing and project management; and is a Senior Partner at Terra Nex Financial Engineering AG, a Swiss-regulated wealth management company, where he has been an Executive Board Member since the company’s incorporation. He also has served on the Board of Directors for Terra Sola AG and Terra Sola Group since 2012.

Dr. Zabel is a summa cum laude (undergraduate) and magna cum laude (Ph.D.) from Dresden University of Technology. He has a doctorate degree in engineering from the Faculty of Transportation and Traffic Sciences (Friedrich List).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Internet Investments, Incorporated
(Registrant)
Date: January 18, 2016
	By:	/s/ Fred Schultz
Fred Schultz, Director